UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 20, 2004

DIGITAS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-29723	04-3494311
(Commission File Number)	(I.R.S. Employer Identification No.)

800 Boylston Street, Boston, Massachusetts	02199
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 867-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 20, 2004, the board of directors of Digitas Inc. (the “Company”) appointed Martin Reidy, age 47, a “principal operating officer” of the Company as contemplated in Item 5.02 of Form 8-K of the Securities Exchange Act of 1934, in connection with his recent appointment as President of Modem Media, Inc., one of the Company’s two wholly owned subsidiary agencies. Since joining the Company in 2003, Mr. Reidy served as President of the Company’s San Francisco office, where he led the Company’s business development efforts for that region. Prior to that, Mr. Reidy was President and Chief Executive Officer of R/GA, Interpublic Group’s interactive agency. The terms of an employment agreement with Mr. Reidy in his new position are not yet determined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAS INC.

Date: October 26, 2004	By:	/s/ Ernest W. Cloutier
Name: Ernest W. Cloutier Title: Secretary and General Counsel